UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 13, 2009
(Date of earliest event reported)

John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Station Street, Suite 345
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 255-6325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2009, Great Plains Exploration, LLC (“Great Plains”) loaned John D. Oil and Gas Company (the “Company”) $600,000 to fund the Company’s ongoing capital requirements.  Great Plains is owned by Richard M. Osborne, the Company’s chairman and chief executive officer.  The loan is evidenced by a cognovit promissory note (the “Note”). The Note is payable in the amount of $100,000 per month, beginning on March 28, 2009, and bears interest at the rate of 8.0% per month.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full and complete terms of the Note. The Note is attached to this current report as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this current report is also responsive to Item 2.03 and is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cognovit Promissory Note of John D. Oil and Gas Company dated February 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company

By:	/s/ C. Jean Mihitsch
Name: C. Jean Mihitsch
Title: Chief Financial Officer

Dated:  March 6, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cognovit Promissory Note of John D. Oil and Gas Company dated February 13, 2009